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                         [VAVRINEK, TRINE, DAY & CO., LLP
                                   LETTERHEAD]


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Heritage Oaks Bancorp

We consent to the incorporation of our report dated February 13, 1998, on the consolidated financial statements of Heritage Oaks Bancorp as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in its Annual Report on form 10-KSB for the year ended December 31, 1997.

VAVRINEK, TRINE, DAY & CO., LLP
Certified Public Accountants
Rancho Cucamonga, California
March 23, 1998